Amendment Agreement to Board of Directors’ Offer Letter

Between

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)

And

Alphonso Jackson

Signed on January 21, 2020

Amendment Date: December 1, 2019

Board of Directors’ Offer Letter to be amended with

USD$1 per month instead of USD$4,167 per month

All other terms of the June 22nd, 2018 letter remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)		Alphonso Jackson

Per:	/s/ Michael Blum	Per:	/s/ Alphonso Jackson
	Michael Blum		Alphonso Jackson